UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2014

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Louisiana, Suite 700 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 780-9494

N/A

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 22, 2014, Goodrich Petroleum Corporation (the “Company”) closed the sale (the “Disposition”) of its interests in the Beckville, North Minden and West Brachfield fields located in Panola and Rusk Counties, Texas to Samson Lone Star L.L.C. (“Samson”) pursuant to a Purchase and Sale Agreement by and between Goodrich Petroleum Company, L.L.C., the Company’s wholly owned subsidiary, and Samson dated November 3, 2014 (the “Agreement”). The total consideration paid by Samson for the properties was $61 million.

Item 7.01	Regulation FD Disclosure.

This Current Report on Form 8-K includes pro forma financial statements reflecting the Disposition. These pro forma financial statements are being filed to satisfy the requirements of Rule 11-01 of Regulation S-X.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Unaudited pro forma financial information of the Company to give effect to the Disposition is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014;

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2014; and

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2013.

(d) Exhibits.

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Goodrich Petroleum Corporation as of September 30, 2014 and for the nine months ended September 30, 2014 and the year ended December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION

December 29, 2014	By:	/s/ Michael J. Killelea
	Name:	Michael J. Killelea
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Goodrich Petroleum Corporation as of September 30, 2014 and for the nine months ended September 30, 2014 and the year ended December 31, 2013.

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